SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities and
                        Exchange Act of 1934





Date of Report (date of earliest event reported) August 14, 1997



                          RAYTECH CORPORATION



     DELAWARE                 1-9298                  06-1182033
(State or Other           (Commission           (I.R.S. Employer
Jurisdiction of           File No.)             Identification No.)
Incorporation)



 One Corporate Drive, Shelton, Connecticut                06484
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code 203-925-8023

Item 5.  Other Events.

          Ruling of the United States Bankruptcy
          Court, District of Connecticut




      On August 14, 1997, the Registrant received a ruling of the United States Bankruptcy Court, District of Connecticut, in the Adversary Proceeding No. 96-5181 filed in the Registrant's bankruptcy proceedings, granting a motion for summary judgment filed by the official committee of unsecured creditors. The
Adversary Proceeding was filed by the Registrant in November 1996 seeking a declaratory judgment that its liability for asbestos-related and other liabilities is limited as a successor to Raymark
Industries, Inc. To support the summary judgment, the Court relied upon Schmoll v. AcandS, Inc., 703 F. Supp. 868 (D.Or. 1988) which held the Registrant to be a successor to the Raymark liabilities. The Court's ruling was stated from the bench and is subject to a written order to be issued at a later date.

         The Registrant considers the grant of the summary judgment dismissing the proceeding as unfounded in fact and law and intends to exhaust its legal remedies through appeal of the order when received.

         The outcome of these matters continues to be uncertain but should the Registrant ultimately be liable for Raymark's asbestos-related and other liabilities, there would be a material adverse impact on the Registrant, as it does not have the resources needed to fund such liabilities.

                              SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                      RAYTECH CORPORATION



                                      By: /s/LEGRANDE L. YOUNG
                                          LeGrande L. Young
                                          Vice President, Secretary
                                          and General Counsel